UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2015

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – FINANCIAL INFORMATION

Item 2.01  Completion of Acquisition or Disposition of Assets

On July 13, 2015, Hormel Foods Corporation (the Company) completed the previously announced acquisition of Applegate Farms, LLC, owner of Applegate®, the No. 1 brand in the natural and organic value-added prepared meats category.

The purchase price is approximately $775 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on June 24, 2015, the Company entered into a $400,000,000 unsecured 5 year revolving credit facility and a $300,000,000 18 month term loan facility for a combined $700,000,000 facility.  On July 13, 2015, in connection with the completion of the acquisition of Applegate Farms, LLC, the Company borrowed $300,000,000 under the 18 month term loan facility and $50,000,000 under the unsecured 5 year revolving credit facility.  Initial interest on funds borrowed under both facilities will be charged based on the 30 day LIBOR plus 67.5 bps, or 0.865%.

The Company’s Amended and Restated Credit Agreement was filed as Exhibit 99 to the Form 8-K filed with the Securities and Exchange Commission on June 24, 2015 and is incorporated herein by reference.

Section 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On July 13, 2015, the Company issued a press release announcing the closing of the acquisition of Applegate Farms, LLC, owner of Applegate®, the No. 1 brand in the natural and organic value-added prepared meats category.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits furnished pursuant to Item 7.01

99.1	Press release issued July 13, 2015
99.2

U.S. $700,000,000 Amended and Restated Credit Agreement, dated as of June 24, 2015, between the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders identified on the signature pages thereof (Incorporated by reference to Exhibit 99 to the Company’s Current Report on Form 8-K dated June 24, 2015, File No. 001-02404)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: July 13, 2015	By	/s/ JEFFREY M. ETTINGER
JEFFREY M. ETTINGER
Chairman of the Board, President
and Chief Executive Officer

Dated: July 13, 2015	By	/s/ JODY H. FERAGEN
JODY H. FERAGEN
Executive Vice President
and Chief Financial Officer